EXHIBIT 28.1

 FIRST AMENDMENT TO FIFTH RESTATED AND AMENDED CREDIT AGREEMENT


       THIS FIRST AMENDMENT TO FIFTH RESTATED AND AMENDED CREDIT AGREEMENT (herein called the "Amendment") made as of the 27th day of August, 1996, by and among Pride Companies, L.P., a Delaware limited partnership ("Borrower"), Pride Refining, Inc., a Texas corporation ("Pride Refining"), Pride SGP, Inc., a Texas corporation ("Pride SGP"), Desulfur Partnership, a Texas general partnership ("Desulfur Partnership"), Pride Marketing of Texas (Cedar Wind), Inc., a Texas corporation ("Pride Marketing"), Pride Borger, Inc., a Delaware corporation ("Pride Borger"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and Lenders named on Schedule 1 to the Original Agreement ("Lenders"),

                      W I T N E S S E T H:

       WHEREAS, Borrower, Pride Refining, Pride SGP, Desulfur Partnership, Pride Marketing, Pride Borger, Agent and Lenders have entered into that certain Credit Agreement dated as of August 13, 1996 (the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

       WHEREAS, Borrower, Agent and Lenders desire to amend the original Agreement to provide for an uncommitted letter of credit facility;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                            ARTICLE I

                   Definitions and References

       Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

       "Amendment" shall mean this First Amendment to Fifth
Restated and Amended Credit Agreement.

       "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II

                Amendments to Original Agreement

       Section 2.1. Defined Terms.  The definition of "Letter of
Credit" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "'Letter of Credit' shall mean any Facility A Letter of Credit, Facility B Letter of Credit or Special Letter of Credit issued, renewed or extended by Agent pursuant to this Agreement or the Loan Documents, together with any letter(s) of credit issued, renewed or extended by Agent pursuant to the Original Credit Agreement."

       The following definition of "Special Letter of Credit" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Series C Units":

             "'Special Letter of Credit' has the meaning specified in Section 3.01(d)."

       Section 2.2. Special Letters of Credit. Section 3.01 of the Original Agreement is hereby amended by adding the following clause (d) immediately following clause (c) thereof:

             "(d) Special Letters of Credit. Determining Lenders may elect, in their sole discretion, to direct Agent to issue, renew or extend, for the account of Borrower, one or more irrevocable standby Letters of Credit ('Special Letters of Credit') from time to time upon a request by Borrower. Borrower must give Agent either a properly completed Letter of Credit Request or a CATS Request at least one Business Day prior to the date Borrower desires a Special Letter of Credit to be issued, renewed or extended. Notwithstanding any course of dealing between Borrower, Agent or any Lender or any prior Special Letter of Credit being issued, renewed or extended by Agent and notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, neither Agent nor any Lender has any obligation or commitment whatsoever to issue, renew or extend any Special Letter of Credit, and the decision for Agent to issue, renew or extend any Special Letter of Credit shall be made solely in the discretion of Determining Lenders. Special Letters of Credit may be issued only to support obligations of Borrower for purchases of crude oil and other refinery feed stocks into the refinery known as the Pride Refinery, located in Jones County, Texas."

       Section 2.3. Conditions. The heading to Section 3.02 of the Original Agreement is hereby amended in its entirety to read as follows: "Conditions to Letters of Credit".

       Section 2.4. Terms of Letters of Credit. Section 3.03(b) of the Original Agreement is hereby amended by adding the following sentence to the end thereof:

       "The expiry date of any Special Letter of Credit shall be determined by Determining Lenders in their sole discretion, provided that in no event shall such expiry date be later than the Maturity Date (as then known)."

       Section 3.03(e) of the Original Agreement is hereby amended in its entirety to read as follows:

             "(e) Agent may amend, renew and extend any Letter of Credit (other than a Special Letter of Credit), upon receipt of the necessary instructions from Borrower as Agent may require. Any Special Letter of Credit may be amended, renewed or extended by Agent only upon receipt of the necessary instructions from Borrower as Agent may require and the written consent of the Determining Lenders."


                           ARTICLE III

                   Conditions of Effectiveness

       Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender.


                           ARTICLE IV

                 Representations and Warranties

       Section 4.1. Representations and Warranties of Borrower.
In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

             (a)  The representations and warranties contained in
       Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

             (b) Each Related Person is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each Related Person has duly taken all corporate and partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Related Person hereunder.

             (c) The execution and delivery by each Related Person of this Amendment, the performance by each Related Person of its obligations hereunder and the consultation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the partnership agreement, articles of incorporation and bylaws of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Related Person of this Amendment or to consummate the transactions contemplated hereby.

             (d) When duly executed and delivered, this Amendment will be a legal and binding obligation of each Related Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.


                            ARTICLE V

                          Miscellaneous

       Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

       Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Related Person herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

       Section 5.3. Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

       Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

       THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS OF THE PARTIES.


       IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              BORROWER:

                              PRIDE COMPANIES, L.P., a
                              Delaware limited
                              partnership

                              By:    PRIDE REFINING, INC., a Texas
                                     corporation, Managing General
                                     Partner

                                     By:
                                     Brad Stephens
                                     Chief Executive Officer

                               GUARANTORS:

                               PRIDE REFINING, INC.

                               By:
                                   Brad Stephens
                                   Chief Executive Officer

                               PRIDE SGP, INC.

                               By:
                                   Brad Stephens
                                   Chief Executive Officer

                               PRIDE MARKETING OF TEXAS (CEDAR
                               WIND), INC.

                               By:
                                   Brad Stephens
                                   President

                               DESULFUR PARTNERSHIP

                               By:    Pride Marketing of Texas
                                      (Cedar Wind), Inc., its
                                      General Partner

                               By:
                                    Brad Stephens
                                    President

                               PRIDE BORGER, INC.

                               By:
                                    Wayne Malone
                                    President

                               AGENT:

                               NATIONSBANK OF TEXAS, N.A.

                               By:
                                   Jay T. Wampler
                                   Vice President

                               LENDERS:

                               NATIONSBANK OF TEXAS, N.A.

                               By:
                                   Jay T. Wampler
                                   Vice President

                               BANK ONE, TEXAS, N.A.

                               By:
                                   Randall Durant
                                   Vice President


                      CONSENT AND AGREEMENT

       Each of Pride Refining, Pride SGP and Desulfur Partner hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Second Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                              PRIDE REFINING, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                              PRIDE SGP, INC.

                              By:
                                  Brad Stephens
                                  Chief Executive Officer

                               DESULFUR PARTNERSHIP

                               By:   Pride Marketing of Texas
                                     (Cedar Wind), Inc., its
                                     general partner
                               By:
                                   Brad Stephens
                                   President


                      CONSENT AND AGREEMENT

       Pride Marketing and Pride Borger hereby consents to the provisions of this Agreement and the transactions contemplated herein, and hereby ratifies and confirms the Restated Guaranty Agreement dated as of August 13, 1996, made by it for the benefit of Lenders and Agent, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                              PRIDE MARKETING OF TEXAS (CEDAR
                              WIND), INC.

                              By:
                                  Brad Stephens
                                  President

                              PRIDE BORGER, INC.

                              By:
                                  Wayne Malone
                                  President